EXHIBIT 99.3


        FORM OF LETTER TO SECURITIES DEALERS, COMMERCIAL BANKS, BROKERS,
                       TRUST COMPANIES AND OTHER NOMINEES

                           1,200,000 Shares (Maximum)
                           1,000,000 Shares (Minimum)

                          FIRST LEESPORT BANCORP, INC.

                         Common Stock ($5.00 par value)

                      Initially Offered Pursuant to Rights
                           Distributed to Shareholders

TO SECURITIES DEALERS, COMMERCIAL BANKS,
BROKERS, TRUST COMPANIES AND OTHER NOMINEES:

         Enclosed are a Prospectus, dated November 9, 2001 (the "Prospectus"), and Instructions as to Use of Subscription Right Certificates (the "Instructions"), relating to the offering (the "Offering") of a minimum of 1,000,000 and a maximum of 1,200,000 shares of Common Stock, $5.00 par value per share (the "Common Stock"), of First Leesport Bancorp (the "Company"), at a subscription price of $____ per share. Nontransferable subscription rights ("Rights") are being distributed to holders of record of shares of Common Stock as of the close of business on November 9, 2001 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Rights Certificate (a "Subscription Rights Certificate") registered in your name or the name of your nominee.

         Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to one Right for each two (2) shares of Common Stock owned by such beneficial owner on the Record Date. In lieu of fractional shares, the aggregate number of rights issued in respect of each beneficial owner will be rounded up or down to the nearest whole number.

         We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name, or in the name of your nominee to obtain instructions with respect to Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of shares of Common Stock to a Rights Holder upon exercise of Rights, subject to certain exceptions described in the Prospectus and the Subscription Rights Certificate.

         Enclosed are copies of the following documents:

         1. The Prospectus;

         2. The Instructions;

         3. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;





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         4. A Form of Letter which may be sent to your clients exploring the
            Offering in a Question and Answer format;

         5. A Nominee Holder Oversubscription Certification; and

         6. A Notice of Guaranteed Delivery.

         Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern Time, on December 12, 2001, unless extended by the Company to a time not later than 5:00 p.m., Eastern Time, on January 2, 2002 (in either case, the "Expiration Time").

         TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS PRIOR TO THE EXPIRATION TIME. EXERCISE OF OVERSUBSCRIPTION PRIVILEGES (AS DEFINED IN THE PROSPECTUS) MUST BE ACCOMPANIED BY A COMPLETE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION.

         Additional copies of the enclosed materials may be obtained from Sandler O'Neill Shareholder Services, a division of Sandler O'Neill & Partners, L.P., the Information Agent, by calling (866) 238-9463. Rights holders requesting assistance or information may call (866) 238-9463 (toll free).

                                        Very truly yours,

                                        FIRST LEESPORT BANCORP, INC.

                                        By:
                                           ----------------------------------
                                           Raymond H. Melcher, Jr.,
                                           Chairman of the Board,
                                           President and Chief Executive Officer

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZED YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.



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